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                                                                   Exhibit 10.16

                       THIRD AMENDMENT TO CREDIT AGREEMENT


        THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of May 15, 2000, by and between INVIVO CORPORATION, a Delaware corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

                                    RECITALS

                WHEREAS, borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of October 6, 1998, as amended from time to time ("Credit Agreement").

                Whereas, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

                NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are here acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

                1. Section 1.2 (a) is hereby amended by deleting "Seven Million Five Hundred Thousand Dollars ($7,500,000.00)" as the maximum principal amount available under the Line of Credit, and by substituting for said amount "One Million Dollars ($1,000,000.00)," with such change to be effective upon the execution and delivery to Bank of a promissory note substantially in the form of Exhibit A attached hereto (which promissory note shall replace and be deemed the Line of Credit Note defined in and made pursuant to the Credit Agreement) and all other contracts, instruments and documents required by Bank to evidence such change.

                2. Section 1.7. is hereby deleted in its entirety, and the following substituted therefore:

                        "1.7 GUARANTIES. All indebtedness of Borrower to Bank
                shall be guaranteed by each Subsidiary in the principal amount of One Million Fifteen Thousand Dollars ($1,015,000.00) each, as evidenced by and subject to the terms of guaranties in form and substance satisfactory to Bank."

                3. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

                4. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

                IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

                                            WELLS FARGO BANK,
INVIVO CORPORATION                          NATIONAL ASSOCIATION


By:                                        By:
   -----------------------------------         ---------------------------------
   James B. Hawkins                            Gary Kurtzman
   President                                   Relationship Manager

By:
   ---------------------------------
   John F. Glenn
   Vice President-Finance